SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AFFINITY MEDIA INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	20-3315459
(State of incorporation or organization)	(I.R.S. employer identification no.)

11601 Wilshire Blvd., Ste. 1500 Los Angeles, CA	90025
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-128707

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and two Warrants

Common Stock, par value $0.0001 per share

Warrants, exercisable for Common Stock at an exercise price of $5.00 per share

Item 1.    Description of Registrant's Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Affinity Media International Corp. (the “Company”). The description of the units, common stock and warrants appearing under the caption, "Description of Securities," in the Prospectus included in Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No.  333-128707), filed with the Securities and Exchange Commission on May 8, 2006, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation*

3.2	By-laws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between American Stock Transfer, Inc. and the Registrant*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AFFINITY MEDIA INTERNATIONAL CORP.

Dated: May 8, 2006	By:	/s/ Peter Engel
Peter Engel
Chief Executive Officer